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                                                                   EXHIBIT 10.10

                         ClearCommerce Europe Limited


Contract of Employment containing statutory particulars of terms and conditions of employment.

These particulars were issued on the following date: 2nd of November 1998.

Employer: ClearCommerce ("the Company")

Employee:  Alan Scutt


1    Position

     Your job title is Vice President Europe reporting directly to Robert Lynch, President and CEO. Your employment will commence on the 2nd of November 1998. Your employment with any previous employer will not count as part of your continuous period of employment with the Company.

2    Duties /Territories/ Vertical Markets

     Your duties are described in the Job Specification given to you at the commencement of your employment but you will be expected to carry out any duties within your capabilities should the needs of the Company require. Additionally your job role may involve the Company assigning your activities to a territory, or marketplace. The Company reserves the right at any time to vary, change, remove, or reassign your activities with respect to a territory or marketplace.

3    Probationary Period

     The first three months of your employment with the Company will be probationary. Your continued employment will be reviewed at any time during the probationary period and in any event prior to the end of the period. The notice entitlement during the probationary period is one week.

4    Working Hours

     Your normal hours of work are 8.30 am - 5.30 pm, Monday to Friday with a lunch break of one hour. The arrangement of the hours may be varied to suit the needs of the Company. However, you may be required to work outside these hours at the discretion of the Company to meet the needs of its business or as may be necessary for the efficient discharge of your duties without any further remuneration.

     You hereby consent to work more than an average of 48 hours per week in any relevant statutory reference period (currently 17 weeks) to the extent that it is necessary for you to discharge your duties. You shall not withdraw this consent otherwise than by giving 2 months written notice.

5    Place of Work

     Your normal place of work will be initially your home address until the Company finds suitable premises. The Company reserves the right to change your normal place of work to any place within the United Kingdom. You will be given at least
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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment one month's notice of any such change. In addition you may be required to work at any of the Company's premises or at the premises of its customers, clients, suppliers or associates within the United Kingdom, the EMEA region, and the USA from time to time.

6    Earnings

     Your salary will be (Pounds)84,800 per annum. Your salary will be paid monthly in arrears directly into your bank account. You will be eligible to participate in the Company's annual Variable Compensation Plan applicable from time to time. Details, targets, rates will be provided separately. Targeted annual earnings will be (Pounds)21,200. You will be paid this bonus monthly being (Pounds)1766.67, as a recoverable draw for your first six months. Any amounts paid will be deducted from your actual year-end bonus.

7    Company Car Scheme

     You are eligible to receive a car allowance of (Pounds)850 per month. Details of the Company Car Allowance Policy will be given to you when you commence employment with ClearCommerce.

8    Expenses

     The Company will pay or reimburse to you any reasonable Company expenses properly incurred in the course of your employment and in accordance with the Company Expense Policy. Details of this policy will be given to you when you commence employment with the Company. The policy may be changed at any time and employees will be notified in writing of any such changes. The Company reserves the right to refuse payment of any expenses if you are unable to provide the Company with such vouchers or other evidence of actual payment as the Company may reasonably require. You agree that the Company is entitled to deduct from your pay at any time during your employment, or upon the termination of your employment, however arising, any money you may owe to the Company including but limited to any outstanding loans, advances, relocation expenses, training costs, excess holiday pay and any other monies owed by you to the Company.

9    Holiday

     Annual holiday entitlement is 20 days plus all statutory holidays, dates of which must be agreed with your manager in advance. Holiday entitlement is measured from January 1st each year. For periods of employment of less than a full year, a pro rata entitlement of 1.9 days per full month's employment will be allowed. Entitlements can only be taken in complete half days, and where there are fractions these will be rounded up or down to the nearest half day.

     Where employees are dismissed for gross misconduct or resign without giving the necessary period of notice they forfeit any right to accrued holiday pay. In addition, if at termination date employees have taken holiday in excess of their accrued entitlement the Company reserves the right to make the deduction from final

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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment moneys owing to the employee. Where employees resign or their employment is terminated and notice is given ClearCommerce is entitled to ask the employee to take any accrued holiday as part of that notice period. Accrued holiday pay in lieu will be calculated on the basis of one over two hundred and sixty (1/260th) of annual salary per working day. Probationary staff are not entitled to pay in lieu of holiday entitlement.

10   Employment Benefits

     The Company has established Company Employment Benefit schemes. You will be advised by Churchills of the details of the schemes. You will be eligible to join the insurance schemes from commencement.

11   Stock Incentive Plan

     You will receive a grant of options, pursuant to the ClearCommerce Corporation 1997 Stock Incentive Plan, that will vest over time on 56,000 shares of stock. The exercise price of the options will be the fair market value of the stock at the time of the grant as determined by the company's Board of Directors. Vesting will occur over a four year period with the first 25% issued 1 year after the first date of employment and an additional 2.08% of the total issued for each month during which you are employed by ClearCommerce after year one

12   Illness and Sick Pay

     The Company must be notified in accordance with the Company's standard procedures set out in the Company's Illness and Sick Pay Policy in all cases of absence from work. If absence is as a result of an injury at work the manager must be informed without delay. A copy of the above mentioned policy will be given to you when you commence employment with the Company. The standard procedures may be changed at any time without notice and employees will be notified in writing of any such changes.

13   Open Door Policy

     If you have a grievance you should first bring this to the attention of your manager, and if it cannot be resolved with him/her you may, at any time, put your grievance into writing to his or her senior, who will attempt to negotiate a mutually satisfactory solution to the problem for both you and the Company. The solution as defined will be final and binding on the employee.

14   Disciplinary Procedures

     The purpose of the Company's disciplinary procedures is to ensure that the standards established by the Company both in relation to your employment and generally are maintained and that any failure to observe such standards are fairly dealt with in accordance with the Company's guide to disciplinary procedures. A copy of the guide will be given to you when you commence employment with the Company.

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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment


     The procedures outlined in the guide may be changed at any time and employees will be notified in writing of any such changes.

15   Ethics

     You recognise that the Company's objective is that its business shall be carried out in compliance with all applicable laws and regulations and in an honest and ethical manner. In the performance of your duties hereunder you agree that you will at all times conduct yourself and the affairs of the Company in accordance with that objective. If at any time you feel you need guidance to resolve any doubts you may have concerning the ethics of any activity in which you may be engaged, you should discuss the situation with your manager or one of the Officers of the Parent Company.

     Without prejudice to the generality of the foregoing the Company may require you not to accept any gift and/or favour of whatever kind from any customer, client or supplier of the Company or any prospective customer, client or supplier of the Company.

16   Intellectual Property

     (i) Without prejudice to the generality of clause 2 above, your duties may include activities that involve developing applications and code or enhancing existing applications and code or developing or creating other intellectual property.

     In this clause the expression "intellectual property" shall mean (a) every invention, discovery, design or improvements (b) every work in which copyright may subsist and (c) moral rights as defined by Section 77 and
     Section 80 of the Copyright, Design and Patents Act 1988.

     You shall forthwith communicate to the Company in confidence all intellectual property which you may make or originate either solely or jointly with another or others during your employment.

     In the case of such intellectual property as is made or originated wholly or substantially in the course of your normal duties or in the course of duties specifically assigned to you and which relate to the affairs of the Company the following sub-clauses shall apply:

     (a) such intellectual property (or in the case of intellectual property made or originated by you jointly with another or others to the full extent of your interest therein so far as the law allows) shall be and become the exclusive property of the Company and shall not be disclosed to any other person, firm or Company without the consent of the Company being previously obtained which if given may be subject to conditions. Provisions of this sub-clause shall not entitle you to any compensation beyond the salary herein mentioned in clause 6 except that in the case of any invention on which a British Patent has been granted or assigned to the Company and the Company has derived outstanding benefit from such Patent, you

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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment may be entitled by virtue of Section 40 of the Patents Act 1977 to claim additional compensation. The provisions of this clause shall not restrict your rights under Sections 39 to Sections 43 of the Patents Act 1977.

     (b) you shall if and when required by the Company and at the expense of the Company do and/or combine with others in doing all acts and sign and execute all applications and other documents (including Powers of Attorney in favour of nominees of the Company) necessary or incidental to obtaining maintaining or extending Patent or other forms of protection for such intellectual property in the UK and in any other part of the world or for transferring to or vesting in the Company or its nominees your entire right title and interest to and in such intellectual property or to and in any application, Patent or other form of protection or copyright as the case may be including the right to file applications in the name of the Company or its nominees for Patent or other forms of protection or for registration of copyright in any country claiming priority from the date of filing of any application or other date from which priority may run in any other country.

     (c) any copyright works or designs shall be the property of the Company whether or not the work was made by direction of the Company or was intended for the Company and the copyright in it and the rights in any design shall belong to the Company and to the extent that such copyright or design rights are not otherwise vested in the Company you hereby assign the same to the Company.

     (ii) the provisions of this clause with regard to intellectual property shall remain in force notwithstanding the termination of your employment and shall be binding on your personal representatives.

17   Confidential and Proprietary Information

     You shall not either during your employment, otherwise than in the proper course of your duties, or following the termination of your employment, without the consent in writing of the Company being first obtained, divulge to any person firm or company and shall during the continuance of this agreement use your best endeavours to prevent the publication or disclosure of any confidential information of the Company or any of its secrets, dealings or transactions whatsoever which may have come or may come to your knowledge during the course of your employment or previously or otherwise and including but not limited to the following matters:

     (i) any and all technical and non-technical information including patent, copyright and, trade secret;

     (ii) proprietary information, including lists of customers and potential customers of or suppliers and potential suppliers to the Company and any other information collected by the Company in relation to those customers or suppliers;

     (iii) new products or services to be sold or supplied or proposed to be sold or supplied by the Company;

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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment

     (iv) the Company's pricing policies and private terms of business relating to its customers and suppliers;

     (v) any systems methods or other computer software developed and used by the Company including software programmes, software source documents and formulae related to the current future and proposed products and services of the Company;

     (vi) the designs or transactions or other business affairs of the Company its finances or management accounts;

     (vii) any information which the Company has access to only by virtue of an obligation of confidence to any third party.

18   Delivery of Documents and Property

     You hereby agree upon request at anytime and in any event upon the termination of your employment immediately to deliver up to the Company or its authorised representatives all plans, keys, security passes, credit cards, statistics, documents, records, papers, magnetic disks, tapes or other software storage media and all property of whatsoever nature which may be in your possession or control and relate in any way to the business affairs of the Company and you shall not, without written consent of the Company, retain any copies thereof.

19   Other Business Interests

     Without the prior written consent of the Directors of the Company you will not be permitted during the period of your employment to:-

     (i)  engage in any other business, or

     (ii) be concerned or interested in any other business of a similar nature to or competitive with that carried on by the Company or any subsidiaries for the time being of the Company provided always that nothing in this paragraph will preclude you from holding or being otherwise interested in any shares or other securities of any Company where such securities are for the time being quoted on any recognised Stock Exchange.

20   Limitations

     You acknowledge that you understand and accept that it is the employment policy of the Company:

     (a) to develop and adopt employment practices which seek to provide a stable and quality workforce; and

     (b) to promote personal and individual contract negotiations with its employees.

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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment

     Accordingly the terms and conditions of employment of staff employed by the Company are regarded by the Company as confidential information and the employee accepts he will treat all such information as confidential and shall not at any time disclose to any person firm or company such confidential information.

     You shall not during the course of your employment with the Company (whether on your own account or for any other person firm or corporation) solicit or endeavour to entice away from or discourage from being employed by the Company any other employee of the Company nor will you employ any other employee.

     You shall not for a period of six months after the termination of your employment (whether on your own account or for any other person firm or corporation) directly or indirectly solicit or endeavour to entice away from or discourage from being employed by the Company any of its employees who are employed by the Company at the date of the termination of your employment and with whom you had contact during your employment with the Company.

     Non solicitation of customers

     You hereby undertake that you will not for a period of 6 months after the termination of this employment (without the previous consent in writing of the Company) and whether on your own account or for any other person, firm, or company directly or indirectly, in connection with any business similar to or in competition with the business of the Company, solicit or endeavour to entice away from the Company any person, firm or company who or which in the period of 1 year prior to the end of your employment shall have been a customer or prospective customer of, or in the habit of dealing with, the Company and with whom or which you had personal dealings in the course of your employment in the year prior to the end of your employment.


21   Health and Safety

     In accordance with the Company's policy statement issued under the provisions of the Health & Safety at Work etc Act 1974, all members of staff are expected to have regard to the requirements of the Act while they are at work by taking reasonable care for the health and safety of themselves and of other persons who may be affected by their acts or omissions and by co-operating with management so far as is necessary to enable it to perform or comply with any duty laid upon it by the Act or otherwise to fulfil its responsibilities adequately.

22   Equal Opportunities

     The Sex Discrimination Acts 1975 and 1986, the race Relations act 1976 and the Disability Discrimination Act 1995 make it unlawful to discriminate against a person on the grounds of sex or marital status, colour, race, nationality, ethnic or national origin or on the grounds of any disability. It is the policy of the Company that all eligible persons shall have equal opportunity for employment and



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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment advancement within the Company on the basis of their ability, qualifications and aptitude for work. The Company is committed to being an equal opportunities employer and to the creation of an entirely non-discriminatory working environment. There shall be no discrimination on the grounds of an individual's nationality, sex, race, colour, ethnic or national origin, religion, sexual orientation, marital status or disability. In order that the Company may maintain a positive work environment for all employees, you are required not to engage in or permit any fellow employee to engage in any sexual, racial or other harassment of or unlawful discrimination against any person in the course of your or their employment by the Company.

23   Normal Retirement Age

     The Company's normal retirement age is  60  for both men and women.

24   Changes to Your Terms of Employment

     The Company reserves the right to make reasonable changes to any of your terms and conditions of employment or any of the policies referred to in these terms and conditions. You will be notified of minor changes of detail by way of a general notice to all employees and any such changes will take immediate effect.

     You will be given not less than one month's written notice of any significant changes which may be given by way of an individual notice or a general notice to all employees. Such changes will be deemed to be accepted unless you notify the Company of any objection in writing before the expiry of the notice period.

25   Notice

     You are entitled (other than in your probationary period) to six months written notice of termination of employment with the Company. The Company shall have the right to terminate your employment without notice in the case of serious misconduct by you. You are required to give a minimum of one month's written notice if you wish to terminate your employment. All benefits cease upon termination of employment. The Company has the power to make a payment in lieu of notice.

     I have read, understood and accept employment with ClearCommerce upon the terms and conditions set out on pages I to 8.


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                         ClearCommerce Europe Limited

Contract of Employment containing statutory particulars and conditions of employment


Employee:                                   Employer:


Name:    Illegible                          Name:       Robert I. Lynch
     --------------------                        --------------------

Signed:  Illegible                          Signed: /s/ Robert I. Lynch
        -------------------                        --------------------

Date:    August 9, 1999
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